Exhibit 99.2

January 21, 2005

Board of Directors
Martek Biosciences Corporation
6480 Dobbin Road
Columbia, Maryland 21045

Ladies and Gentlemen:

     We are acting as counsel to Martek Biosciences Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3, file no. 333-115706 (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to Rule 415 of the Commission, under which the Company is proposing to issue and sell in an underwritten public offering 1,756,614 shares of common stock, par value $.10 (the “Shares”) pursuant to the terms of the Underwriting Agreement, as defined below, and as described in the Prospectus dated August 24, 2004, which forms a part of the Registration Statement, as supplemented by a Prospectus Supplement dated January 21, 2005 (together with the Prospectus, the “Prospectus Supplement”). The Shares will be offered and sold by the Company as set forth in the Prospectus Supplement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

1.	An executed copy of the Registration Statement, and a copy of the Prospectus Supplement.

2.	The Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on January 20, 2005, and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

3.	The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

4.	An Executed Copy of the Underwriting Agreement dated January 20, 2004, between the Company and the several underwriters for which Citigroup Global Markets Inc., Adams Harkness, Inc., Needham & Co., First Albany Capital Inc., and D.A. Davidson & Co. are acting as representatives (the “Underwriting Agreement”).

5.	Certain resolutions of the Board of Directors of the Company adopted on May 20, 2004, and January 12, 2005, and certain resolutions of the 2005 Public Offering Pricing Committee of the Board of Directors adopted on January 20, 2005, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating, among other things, to authorization of the issuance of the Shares, authorization

Martek Biosciences Corporation
January 21, 2005

of the Underwriting Agreement and arrangements in connection therewith (the “Share Resolutions”).

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (ii) receipt by the Company of the consideration for the Shares specified in the Share Resolutions, the Shares will be validly issued, fully paid, and nonassessable.

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit 99.2 to the Company’s Current Report on Form 8-K to be filed on the date hereof, in connection with the offering of the Shares and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.